                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  May 2, 2001



                              Host Marriott, L.P.
              (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-25087                 52-2095412
(State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Indemnification no.)


           10400 Fernwood Road
           Bethesda, Maryland                                      20817
(Address of Principal Executive Offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-9000

Item 5.  Other Events.

     Host Marriott, L.P. ("Host LP"), Host Marriott Corporation ("Host Marriott") and various entities affiliated with The Blackstone Group (the "Blackstone Entities") entered into an Underwriting Agreement dated as of May 2, 2001 (the "Underwriting Agreement") with Salomon Smith Barney Inc. (the "Underwriter"). Pursuant to Host LP's partnership agreement, Host Marriott agreed to issue to the Blackstone Entities 10,000,000 shares of its common stock, par value $.01 per share (the "Host Marriott Common Stock"), upon redemption of units of limited partnership interest in Host LP and, subject to the terms and conditions contained in the Underwriting Agreement, the Blackstone Entities agreed to sell to the Underwriter the 10,000,000 shares of Host Marriott Common Stock for delivery on May 8, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (A)  Financial statements of business acquired.

          Not applicable.

     (B)  Pro forma financial information.

          Not applicable.

     (C)  Exhibits.


  Exhibit No.                                      Description
  -----------                                      -----------
      1.1        Underwriting Agreement dated as of May 2, 2001 among Host Marriott
                 Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone
                 Entities.
      8.1        Tax Opinion of Hogan & Hartson L.L.P.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT, L.P.

                                         By:  Host Marriott Corporation, its
                                         General Partner

                                         By: /s/ Robert E. Parsons, Jr.
                                            ----------------------------
Date:  May 8, 2001                          Name: Robert E. Parsons, Jr.
                                            Title:  Executive Vice President

                                 Exhibit Index



  Exhibit No.                                      Description
  -----------                                      -----------
      1.1        Underwriting Agreement dated as of May 2, 2001 among Host Marriott
                 Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone
                 Entities.
      8.1        Tax Opinion of Hogan & Hartson L.L.P.